UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2025

NB BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-41899	93-2560883
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

1063 Great Plain Avenue, Needham, Massachusetts		02492
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 444-2100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	NBBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 15, 2025, NB Bancorp, Inc. (“Needham”), the holding company for Needham Bank, completed its acquisition of Provident Bancorp, Inc. (“Provident”) and BankProv, a wholly owned subsidiary of Provident.

Pursuant to the terms of the Agreement and Plan of Merger, dated June 5, 2025 (the “Merger Agreement”), by and among Needham, Needham Bank, 1828 MS Inc., a wholly owned subsidiary of Needham formed solely to facilitate the transaction (“Merger Sub”), Provident and BankProv, on November 15, 2025 at 12:01 a.m. (Eastern Time) (the “Effective Time”), Merger Sub merged with and into Provident (the “Merger”), and immediately thereafter, Provident merged with and into Needham, with Needham as the surviving entity (the “Holdco Merger”). Immediately following the Holdco Merger, BankProv merged with and into Needham Bank, with Needham Bank as the surviving entity (the “Bank Merger” and, together with the Merger and the Holdco Merger, the “Merger Transaction”).

Merger Consideration

Under the terms of the Merger Agreement, each share of Provident common stock issued and outstanding immediately prior to the Effective Time, other than each share, if any, held by Provident as treasury stock, was converted automatically at the Effective Time into the right to receive, at the election of the holder of such share of Provident common stock, and subject to the allocation, proration and other procedures specified in the Merger Agreement, either:

•	0.691 shares of Needham common stock per share of Provident common stock (the “Exchange Ratio”), and cash in lieu of any fractional share (together, the “Stock Consideration”); or

•	$13.00 per share in cash of Provident common stock (the “Cash Consideration”).

The Stock Consideration and Cash Consideration are sometimes collectively referred to as the “Merger Consideration.” The receipt of the Merger Consideration was subject in each case to applicable withholding taxes, if any, and will be payable without interest.

The allocation and proration provisions in the Merger Agreement ensured that the total number of shares of Provident common stock entitled to receive the Stock Consideration was equal to 50% of the aggregate number of shares of Provident common stock issued and outstanding immediately prior to the Effective Time, and all other shares of Provident common stock issued and outstanding immediately prior to the Effective Time were entitled to receive the Cash Consideration.

On November 13, 2025, Needham and Provident announced the results of the allocation and proration procedures set forth in the Merger Agreement.

Needham estimates that it will issue approximately 5,944,350 shares of Needham common stock in the Merger, subject to adjustment to reflect fractional shares that are cashed out in lieu of the receipt of shares of Needham common stock. On a pro forma basis as of November 12, 2025, after giving effect to the allocation and proration procedures under the Merger Agreement stated above, there would have been a total of approximately 45,770,800 shares of Needham common stock outstanding, subject to adjustment to reflect fractional shares that are cashed out in lieu of the receipt of shares of Needham common stock.

Each share of Needham common stock outstanding immediately prior to the Effective Time remained outstanding and was unaffected by the Merger.

The Cash Consideration was funded through cash on hand at Needham.

Treatment of Restricted Shares of Provident Common Stock

Each outstanding Provident time-based share of restricted stock, including those held by the directors and executive officers of Provident and BankProv, automatically vested in full and all restrictions on those shares of restricted stock lapsed, as of the Effective Time. Each vested share of restricted stock was converted into the right to receive the Merger Consideration.

Treatment of Options to Acquire Provident Common Stock

Immediately prior to the Effective Time, all options, both vested and unvested, to purchase Provident common stock issued pursuant to the Provident equity plans were cancelled in exchange for a cash payment equal to the difference between $12.69 (defined in the Merger Agreement as the “Per Share Cash Equivalent Consideration”), and the exercise price of the option.

Incorporation by Reference of Merger Agreement

The foregoing description of the Merger Transaction and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Needham’s Form 8-K filed on June 5, 2025 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, Needham and Needham Bank appointed Joseph B. Reilly to become director of Needham and Needham Bank, effective as of the Effective Time, with Mr. Reilly’s term as a director of Needham and Needham Bank to expire in 2026.

Immediately prior to the Effective Time, Mr. Reilly was the President and Chief Executive Officer and a director of Provident and BankProv.

The only transaction since the beginning of Needham’s last fiscal year on January 1, 2024, or any currently proposed transaction, in which Needham was or is to be a participant and for which the amount involved exceeds $120,000, and in which Mr. Reilly had or will have a direct or indirect material interest was the Merger Transaction described above under Item 2.01, and Mr. Reilly’s Severance Pay Agreement and Consulting Agreement, each dated June 5, 2025, that he entered into concurrently with the Merger Agreement.

Pursuant to the Severance Pay Agreement, which became effective on November 14, 2025, Mr. Reilly’s employment with BankProv ceased and his employment agreement with BankProv terminated. In exchange for the termination of his employment agreement, Needham Bank has agreed to pay Mr. Reilly a severance payment of $800,000. Needham Bank has also agreed under the Severance Pay Agreement to pay Mr. Reilly approximately $12,000, an amount equal to his Medicare premium costs for 12 consecutive months.

In addition, the Severance Pay Agreement provides that after the Effective Time and upon Mr. Reilly’s delivery of a general release of claims, Needham Bank will pay Mr. Reilly $250,000 in consideration for his covenants under the Consulting Agreement not to compete with Needham Bank or Needham, and not to solicit the customers or employees of Needham Bank or Needham, in each case for a period of 18 months following the Effective Time.

In addition to the non-competition and non-solicitation covenants, the Consulting Agreement provides that Mr. Reilly will provide consulting services to Needham Bank and Needham for 18 months from the Effective Time. In consideration of his willingness to provide the consulting services, Mr. Reilly will receive a monthly consulting fee of $27,500.

The foregoing summaries of Mr. Reilly’s Severance Pay Agreement and Consulting Agreement are not complete and are qualified in their entirety by reference to the full text of the Severance Pay Agreement, which is filed as Exhibit 99.1 to this Form 8-K, and the Consulting Agreement, which was filed as Exhibit 99.2 to Needham’s Form 8-K filed on June 5, 2025, each of which is incorporated herein by reference in its entirety.

Item 7.01.	Regulation FD Disclosure.

Biographical Information regarding Mr. Reilly

Joseph B. Reilly was appointed Interim Co-President and Co-Chief Executive Officer of Provident Bancorp, Inc. and BankProv effective January 2023, Co-President and Co-Chief Executive Officer effective February 2023, and President and Chief Executive Officer effective February 2024. He has more than 35 years of experience in the New Hampshire banking industry and was the Co-Founder and President/CEO of Centrix Bank, which merged into Eastern Bank in 2014. Prior to Centrix, Mr. Reilly held positions at Bank of New Hampshire, TD Bank, Centerpoint Bank and Fleet Bank. Mr. Reilly is a former Chair and Director of the New Hampshire Bankers Association (NHBA); Chair of the NHBA Legislative Committee; State of New Hampshire Captain for Team 21, a national organization of the American Bankers Association (ABA); and a member of the Government Relations Council of the ABA. Mr. Reilly has also served on numerous not-for-profit board leadership positions. Mr. Reilly was elected Chair of the Board of Provident Bancorp, Inc. and BankProv in 2019 and served in those positions until his appointment as Interim Co-President and Co-Chief Executive Officer effective January 2023. Mr. Reilly was a director of BankProv since 2018 and of Provident Bancorp, Inc. since its inception. The Boards of Directors of Needham and Needham Bank appointed Mr. Reilly to serve as a director of Needham and Needham Bank because of his extensive banking experience, and strong customer and community relationships within BankProv’s market area as it existed immediately prior to the Effective Time.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report may contain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the plans, objectives, expectations and intentions of Needham and Provident, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

Needham cautions that the forward-looking statements in this Current Report are not guarantees of future performance and involve a number of known and unknown risks, uncertainties and assumptions that are difficult to assess and are subject to change based on factors which are, in many instances, beyond Needham’s and Provident’s control. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: (1) changes in general economic, political, or industry conditions; (2) uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; (3) volatility and disruptions in global capital and credit markets; (4) movements in interest rates; (5) the resurgence of elevated levels of inflation or inflationary pressures in the United States and the Needham and Provident market areas; (6) increased competition in the markets of Needham and Provident; (7) success, impact, and timing of business strategies of Needham and Provident; (8) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations; (9) the expected impact of the proposed transaction between Needham and Provident on the combined entities’ operations, financial condition, and financial results; (10) the outcome of any legal proceedings that may be instituted against Needham or Provident; (11) the possibility that the anticipated benefits of the proposed transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Needham and Provident do business; (12) diversion of management’s attention from ongoing business operations and opportunities; (13) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; (14) the dilution caused by Needham’s issuance of additional shares of its capital stock in connection with the proposed transaction; (15) a deterioration of the credit rating for U.S. long-term sovereign debt or uncertainty regarding U.S. fiscal debt, deficit and budget matters; (16) cyber incidents or other failures, disruptions or breaches of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; (17) severe weather, natural disasters, acts of war or terrorism, geopolitical instability or other external events, including as a result of changes in U.S. presidential administrations or Congress, including potential changes in U.S. and international trade and tariff policies and the resulting impact on Needham and Provident and their respective customers; and (18) other factors that may affect the future results of Needham and Provident.

Additional factors that could cause results to differ materially from those described above can be found in Needham’s Annual Report on Form 10-K for the year ended December 31, 2024 and in its subsequent Quarterly Reports on Form 10-Q, including in the respective “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such reports, as well as in subsequent SEC filings, each of which is on file with the SEC and available in the “Investor Relations” section of Needham’s website, www.nbbancorp.com, under the heading “SEC Filings” and in other documents Needham files with the SEC, and in Provident’s Annual Report on Form 10-K for the year ended December 31, 2024 and in its subsequent Quarterly Reports on Form 10-Q, including in the respective “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such reports, as well as in subsequent SEC filings, each of which is on file with and available in the “Investor Relations” section of Provident’s website, www.bankprov.com, under the heading “SEC Filings” and in other documents Provident files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Needham nor Provident assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. All forward-looking statements, express or implied, included in the document are qualified in their entirety by this cautionary statement.

Item 9.01.	Financial Statements and Exhibits.

d. The following exhibits are included with this Report:

Exhibit Index

Exhibit #	Exhibit Description
99.1	Severance Pay Agreement dated June 5, 2025, by and between Joseph B. Reilly and Needham Bank
104	Cover page interactive data file (formatted as inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NB BANCORP, INC.

DATE: November 17, 2025	By:	/s/ Jean-Pierre Lapointe
Jean-Pierre Lapointe Executive Vice President and Chief Financial Officer